UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 14, 2012

INTEGRAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-28353	98-0163519
(Commission File Number)	(IRS Employer Identification No.)
805 W. Orchard Drive, Suite 7, Bellingham, Washington	98225
(Address of Principal Executive Offices)	(Zip Code)

(360) 752-1982
(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On November 8, 2012, Integral Technologies, Inc. (the “Company”) entered into a form of indemnification agreement with each member of its Board of Directors (the “Board”).  These agreements provide, among other things, that the Company will indemnify each Director (each, an “Indemnitee”) in the event that the Indemnitee becomes a party or otherwise a participant in any action or proceeding on account of the Indemnitee’s service as a Director or Officer of the Company (or service for another corporation or entity in any capacity at the request of the Company) to the fullest extent permitted by applicable law.  Under the indemnification agreement, the Company will pay, in advance of the final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by the Indemnitee in defending or otherwise responding to such action or proceeding upon receipt of a written undertaking from the Indemnitee to repay the amount advanced consistent with applicable law in the event that a court shall ultimately determine that he or she is not entitled to be indemnified for such expenses.  The contractual rights to indemnification provided by the indemnification agreements are subject to the limitations and conditions specified in the agreements, and are in addition to any other rights each Indemnitee may have under the Company’s Articles of Incorporation and Bylaws, each as amended from time to time, and applicable law.

A copy of the form of the indemnification agreement with each Director is annexed to this Current Report on Form 8-K as Exhibit 10.1 hereof.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (b), (c) and (d) On November 8, 2012, William Robinson tendered his resignation, effective immediately, from the Board and his position of Chief Executive Officer.  His resignation was voluntary and did not involve a disagreement with the Company on any matters relating the Company’s operations, policies or practice.  Concurrent with the resignation of Mr. Robinson, the Board of Directors appointed Doug Bathauer to the Board and as the Chief Executive Officer of the Company.  Mr. Bathauer, age 47, has been the Company’s Vice President for Corporate Development since September 2011.  Between August 2009 and September 2011, he was the Director of Corporate Communications of the Company.  Mr. Bathauer formerly served as Vice President of ADF Group from January 2003 to August 2009.  There are no understandings or arrangements between Mr. Bathauer and any other person pursuant to which Mr. Bathauer was elected to serve as a director of the Company.

On November 8, 2012, William Ince tendered his resignation, effective immediately, from his position of President.  The Board voted on November 8, 2012 to appoint Herbert Reedman as Mr. Ince’s successor as President and to fill the vacancy left by Mr. Ince’s resignation.  A 40 year automotive veteran, Mr. Reedman was co-founder and Managing Partner of Vantage4, LLC, a marketing and consulting firm to the automotive industry, and headed operations for Reedman World Auto Center, a position he held until his retirement in 2005.  Mr. Reedman has been a member of the Board since 2012.  There are no understandings or arrangements between Mr. Reedman and any other person pursuant to which Mr. Reedman was elected to serve as President of the Company.

On November 8, 2012, the Board appointed James Eagan as Chairman of the Board.

On November 7, 2012, the Board, by majority written consent, appointed Richard Blumberg to serve as an independent director of the Company. The appointment was made to fill a vacancy which occurred as a result of an expansion of the Board.  There are no understandings or arrangements between Mr. Blumberg and any other person pursuant to which Mr. Blumberg was elected to serve as a director of the Company.

None of Messrs. Bathauer, Blumberg, Eagan and Reedman has had any material, direct or indirect, interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
No.	Description

10.1	Form of Indemnification Agreement, dated as of November 14, 2012, by and between the Company and the Company’s Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL TECHNOLOGIES, INC.

By: /s/ William A. Ince
Name:	William A. Ince
Title:	Secretary

November 14 2012

EXHIBIT INDEX

No.	Description

10.1	Form of Indemnification Agreement, dated as of [____________], 2012, by and between the Company and the Company’s Directors.